Exhibit 99.1
N E W S R E L E A S E

FOR IMMEDIATE RELEASE
FEBRUARY 20, 2024

CHESAPEAKE REPORTS FOURTH QUARTER AND FULL-YEAR 2023 FINANCIAL AND OPERATING RESULTS AND ISSUES 2024 OUTLOOK

OKLAHOMA CITY, February 20, 2024 – Chesapeake Energy Corporation (NASDAQ:CHK) today reported fourth quarter and full-year 2023 results and issued 2024 guidance.

Fourth Quarter 2023 Highlights:
•Net cash provided by operating activities of $470 million
•Net income totaled $569 million, or $4.02 per fully diluted share; adjusted net income(1) totaled $185 million, or $1.31 per share
•Adjusted EBITDAX(1) of $635 million; free cash flow(1) of $91 million
•Produced approximately 3.43 bcfe/d net (98% natural gas)
•Closed remaining Eagle Ford divestiture package for approximately $700 million

Full-Year 2023 Highlights:
•Net cash provided by operating activities of $2.4 billion
•Net income totaled $2.4 billion, or $16.92 per fully diluted share; adjusted net income(1) totaled $702 million, or $4.91 per share
•Adjusted EBITDAX(1) of $2.5 billion; free cash flow(1) of $551 million
•Returned approximately $840 million to shareholders, approximately $480 million in dividends and approximately $360 million in share repurchases
•Successfully closed Eagle Ford divestitures; total proceeds greater than $3.5 billion

2024 Outlook Highlights:
•Lowering prior capital expenditure guidance approximately 20% to $1.25 – $1.35 billion through rig count reductions and deferring completions and turn-in-lines
•Capital plan generates a baseline guide of 2.65 – 2.75 bcf/d
•Announced Southwestern Energy merger targeted to close in the second quarter
•Signed LNG SPAs with offtake from Delfin LNG and sale to Gunvor at a JKM linked price
(1) A Non-GAAP measure as defined in the supplemental financial tables available on the company's website at www.chk.com.

Nick Dell’Osso, Chesapeake’s President and Chief Executive Officer, said, “2023 marked another year of strong operational performance for Chesapeake as we delivered approximately $840 million to shareholders via our capital return framework despite a challenging commodity price environment. Our 2024 operating plan is designed to prudently respond to today’s market, further demonstrating our continued focus on capital discipline, operational efficiency, and free cash flow generation to consistently deliver through all demand cycles. Our strategic combination with Southwestern will make our future outlook even stronger, extending America’s energy reach by positioning us to deliver more reliable, affordable, lower carbon energy to markets in need. We are forming the first U.S. independent that can truly compete on a global scale, redefining the natural gas producer to the benefit of our shareholders and energy consumers alike.”

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Chris Ayres (405) 935-8870 ir@chk.com	Brooke Coe (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Shareholder Return Update

Chesapeake generated $470 million of operating cash flow and $91 million of free cash flow(1) during the fourth quarter. Chesapeake plans to pay its base dividend on March 26, 2023 to shareholders of record at the close of business on March 7, 2023.

Including fourth quarter base dividends and buybacks, Chesapeake returned approximately $840 million to shareholders in 2023 and over $3.2 billion since 2021. The company completed $1.4 billion of stock buybacks under its two-year, $2 billion authorization that expired on December 31, 2023, redeeming 16 million common shares.
Operations Update

Chesapeake’s net production in the fourth quarter was approximately 3.43 bcfe per day (approximately 98% natural gas and 2% total liquids), utilizing an average of nine rigs to drill 45 wells and place 52 wells on production.

For the full year 2023, the company produced approximately 3.66 bcfe per day (approximately 95% natural gas and 5% total liquids), utilizing an average of 11 rigs to drill 193 wells and place 166 wells on production.

Chesapeake is currently operating nine rigs (five in the Haynesville and four in the Marcellus) and four frac crews (two in each basin). Given current market dynamics, the company plans to defer placing wells on production while reducing rig and completion activity. The company will drop a rig in the Haynesville and Marcellus in March and around mid-year, respectively, and a frac crew in each basin in March. These activity levels will be maintained through year end. Deferring new well production and completion activity will build short-cycle, capital efficient productive capacity which can be activated when consumer demand requires it. The company expects to drill 95 to 115 wells and place 30 to 40 wells on production in 2024.

Chesapeake announced earlier this month the signing of its first LNG Sale and Purchase Agreements (SPA) which represents two long-term SPAs for LNG. Under the SPAs, Chesapeake will purchase approximately 0.5 million tonnes per annum (“mtpa”) of LNG from Delfin LNG at a Henry Hub linked price with a targeted contract start date in 2028. Chesapeake will then deliver the LNG to Gunvor on an FOB basis with the sales price linked to the Japan Korea Marker (“JKM”) for a period of 20 years. These volumes represent 0.5 mtpa of the previously announced up to 2 mtpa HOA with Gunvor.

ESG Update

Chesapeake successfully recertified all assets under the MiQ/EO100™ standard, maintaining 100% independent responsibly sourced gas certification across its entire portfolio.

The company remains committed to achieving its expanded 2035 net zero goal, inclusive of both Scope 1 and Scope 2 GHG emissions. From 2020 to 2022, Chesapeake installed more than 2,000 continuous methane emission monitoring devices and retrofitted more than 19,000 pneumatic devices leading to a 37% and 64% reduction in Scope 1 and 2 GHG emissions intensity and methane emissions intensity, respectively. Chesapeake will continue its work on direct emission reductions while also investing in adjacent technology and businesses to meet its net zero commitment.

Chesapeake’s culture of operational excellence and safety resulted in a ~40% year-over-year combined TRIR improvement, to an industry leading 0.14.

Conference Call Information

Chesapeake plans to conduct a conference call to discuss its recent financial and operating results and its 2024 outlook at 9:00 AM EST on Wednesday, February 21, 2024. The telephone number to access the conference call is 888-317-6003 or 412-317-6061 for international callers. The passcode is 8453967.

Financial Statements, Non-GAAP Financial Measures and 2023 Guidance and Outlook Projections

The company’s 2023 fourth quarter and year-end financial and operational results, along with non-GAAP measures that adjust for items typically excluded by securities analysts, are available on the company’s website. Non-GAAP measures should not be considered as an alternative to GAAP measures. Reconciliations of these non-GAAP measures and other disclosures are provided with the supplemental financial tables available on the company’s website at www.chk.com. Management’s updated guidance for 2024 can be found on the company’s website at www.chk.com.

Headquartered in Oklahoma City, Chesapeake Energy Corporation (NASDAQ:CHK) is powered by dedicated and innovative employees who are focused on discovering and responsibly developing our leading positions in top U.S. oil and gas plays. With a goal to achieve net zero GHG emissions (Scope 1 and 2) by 2035, Chesapeake is committed to safely answering the call for affordable, reliable, lower carbon energy.
Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements include our current expectations or forecasts of future events, including matters relating to the pending merger with Southwestern Energy Company (“Southwestern”), armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, and the impact of each on our business, financial condition, results of operations and cash flows, actions by, or disputes among or between, members of OPEC+ and other foreign oil-exporting countries, market factors, market prices, our ability to meet debt service requirements, our ability to continue to pay cash dividends, the amount and timing of any cash dividends and our ESG initiatives. Forward-looking and other statements in our Annual Report on Form 10-K (“Form 10-K”) regarding our environmental, social and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as "expect," “could,” “may,” "anticipate," "intend," "plan," “ability,” "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “guidance,” “outlook,” “opportunity” or “strategy.”

Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•conservation measures and technological advances could reduce demand for natural gas and oil;
•negative public perceptions of our industry;
•competition in the natural gas and oil exploration and production industry;
•the volatility of natural gas, oil and NGL prices, which are affected by general economic and business conditions, as well as increased demand for (and availability of) alternative fuels and electric vehicles;
•risks from regional epidemics or pandemics and related economic turmoil, including supply chain constraints;
•write-downs of our natural gas and oil asset carrying values due to low commodity prices;
•significant capital expenditures are required to replace our reserves and conduct our business;
•our ability to replace reserves and sustain production;
•uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;
•drilling and operating risks and resulting liabilities;
•our ability to generate profits or achieve targeted results in drilling and well operations;
•leasehold terms expiring before production can be established;
•risks from our commodity price risk management activities;
•uncertainties, risks and costs associated with natural gas and oil operations;
•our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used;
•pipeline and gathering system capacity constraints and transportation interruptions;

•our plans to participate in the LNG export industry;
•terrorist activities and/or cyber-attacks adversely impacting our operations;
•risks from failure to protect personal information and data and compliance with data privacy and security laws and regulations;
•disruption of our business by natural or human causes beyond our control;
•a deterioration in general economic, business or industry conditions;
•the impact of inflation and commodity price volatility, including as a result of armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, on our business, financial condition, employees, contractors, vendors and the global demand for natural gas and oil and on U.S. and global financial markets;
•our inability to access the capital markets on favorable terms;
•the limitations on our financial flexibility due to our level of indebtedness and restrictive covenants from our indebtedness;
•our actual financial results after emergence from bankruptcy may not be comparable to our historical financial information;
•risks related to acquisitions or dispositions, or potential acquisitions or dispositions, including risks related to the pending merger with Southwestern, such as the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that our stockholders may not approve the issuance of our common stock in connection with the proposed transaction; the possibility that the stockholders of Southwestern may not approve the merger agreement; the risk that we or Southwestern may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to limitation on our ability to pursue alternatives to the merger; risks related to change in control or other provisions in certain agreements that may be triggered upon completion of the merger; risks related to the merger agreement’s restrictions on business activities prior to the effective time of the merger; risks related to loss of management personnel, other key employees, customers, suppliers, vendors, landlords, joint venture partners and other business partners following the merger; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of our common stock or Southwestern’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; and the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits;
•our ability to achieve and maintain ESG certifications, goals and commitments;
•legislative, regulatory and ESG initiatives, addressing environmental concerns, including initiatives addressing the impact of global climate change or further regulating hydraulic fracturing, methane emissions, flaring or water disposal;
•federal and state tax proposals affecting our industry;
•risks related to an annual limitation on the utilization of our tax attributes, which is expected to be triggered upon completion of the Merger, as well as trading in our common stock, additional issuances of common stock, and certain other stock transactions, which could lead to an additional, potentially more restrictive, annual limitation; and
•other factors that are described under Risk Factors in Item 1A of Part I of our Form 10-K.

We caution you not to place undue reliance on the forward-looking statements contained in this release, which speak only as of the filing date, and we undertake no obligation to update this information. We urge you to carefully review and consider the disclosures in this release and our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.